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Exhibit 5.1

June 7, 2012

Molycorp, Inc.
5619 Denver Tech Center Parkway
Suite 1000
Greenwood Village, Colorado 80111

  Re:
  Registration Statement on Form S-3 Filed by Molycorp, Inc.

Ladies and Gentlemen:

        We have acted as counsel for Molycorp, Inc., a Delaware corporation (the "Company"), in connection with the issuance from time to time, on a delayed basis, by the Company of up to 507,207 shares (the "Common Shares") of the Company's common stock, par value $0.001 per share, as contemplated by the Company's registration statement on Form S-3 to which this opinion has been filed as an exhibit (the "Registration Statement"). The Common Shares are subject to issuance, from time to time, upon the exchange or redemption of exchangeable shares (the "Exchangeable Shares") of MCP Exchangeco Inc., a Canadian subsidiary of the Company ("Exchangeco"), which Exchangeable Shares are to be issued pursuant to the Arrangement Agreement, dated March 8, 2012 (the "Arrangement Agreement"), by and among the Company, Exchangeco and Neo Material Technologies Inc., a Canadian corporation. The exchange or redemption of the Exchangeable Shares for the Common Shares will be in accordance with (i) the terms and subject to the conditions set forth in the Plan of Arrangement, which is set forth in substantially final form on Schedule A of the Arrangement Agreement (the "Plan of Arrangement") and (ii) the Voting and Exchange Trust Agreement to be entered into by and among the Company, Exchangeco and Computershare Trust Company of Canada, which is set forth in substantially final form on Schedule E of the Arrangement Agreement (the "Trust Agreement" and, collectively with the Arrangement Agreement and Plan of Arrangement, the "Exchangeable Share Documents"). The Common Shares may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act").

        In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Common Shares, when issued by the Company and delivered pursuant to the terms of the Exchangeable Share Documents against payment of the consideration therefor as provided therein, will be validly issued, fully paid and nonassessable.

        In rendering the foregoing opinion, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Common Shares thereunder); (ii) the Company will issue and deliver the Common Shares in the manner contemplated by the Registration Statement and the Exchangeable Share Documents; (iii) the resolutions adopted by the Company's Board of Directors (including any authorized committee thereof) authorizing the Company to issue the Common Shares will be in full force and effect at all times at which the Common Shares are issued by the Company; and (iv) all Common Shares will be issued in compliance with applicable federal and state securities laws.

Molycorp, Inc.
June 7, 2012

        As to facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

        The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Jones Day

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  Exhibit 5.1